As filed with the Securities and Exchange Commission on October 16, 2006

Registration No. 333-132449

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Post-Effective Amendment No. 1 to Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Loudeye Corp.
(Exact name of Registrant as Specified in Its Charter)

Delaware	91-1549568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1130 Rainier Avenue South
Seattle, WA 98144
(206) 832-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

President
Loudeye Corp.
1130 Rainier Avenue South
Seattle, WA 98144
(206) 832-4000
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

Copies to:

Hunter Baker, Esq.
Skadden Arps Slate Meagher & Flom (UK)LLP
40 Bank Street
Canary Wharf
London E14 5DS
United Kingdom
(44) 207-519-7000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On March 15, 2006, Loudeye Corp., a Delaware corporation (“Loudeye”), filed a registration statement on Form S-3 (Registration No. 333-132449) (the “Registration Statement”), as amended by an amendment no. 1 filed on April 5, 2006, with the U.S. Securities and Exchange Commission, to register the resale of 2,887,500 shares of Loudeye common stock, par value $0.001 per share. All share numbers in this post-effective amendment have been adjusted to reflect a one-for-ten reverse stock split of Loudeye’s common stock on May 22, 2006.

On October 16, 2006, pursuant to an Agreement and Plan of Merger, dated as of August 7, 2006, among Loudeye Corp., Nokia Inc., a Delaware corporation (“Nokia”), and Loretta Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Nokia (“Merger Sub”), Merger Sub merged with and into Loudeye, and Loudeye became a wholly-owned subsidiary of Nokia (the “Merger”). Loudeye intends to file a certification and notice of termination on Form 15 with respect to the Common Stock.

Pursuant to the undertaking made by Loudeye in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Loudeye is filing this post-effective amendment No. 1 to the Registration Statement to deregister all of the shares of common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 16, 2006.

Loudeye Corp.

By:	/s/ Esa Kaunistola Esa Kaunistola President

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leena Siirala	Secretary and Director	October 16, 2006
/s/ Esa Kauntisola	President and Director	October 16, 2006
/s/Hannu Mustonen	Treasurer and Director	October 16, 2006